                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                   -------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)                   July 2, 2002


                             CEDAR INCOME FUND, LTD.
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               (Exact name of registrant as specified in charter)



  Maryland                        0-14510                       42-1241468
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(State or other                (Commission                     (IRS Employer
Jurisdiction of                File Number)                 Identification No.)
Incorporation)



44 South Bayles Avenue, Port Washington, New York                      11050
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(Address of principal executive offices)                            (Zip Code)



Registrant's telephone number, including area code            (516) 767-6492



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(Former name or former address, if changed since last report)

Item 2.           Acquisition or Disposition of Assets

Purchase of Loyal Plaza Shopping Center, Williamsport, PA

On July 2, 2002, pursuant to an assignment under the Purchase Agreement entered into by and between Cedar Income Fund Partnership, L.P. (the "Operating Partnership"), of which Cedar Income Fund, Ltd. (the "Company") is the managing general partner, and Loyal Plaza Venture, L.P. dated January 7, 2002, as subsequently amended, Loyal Plaza Associates, L.P. (hereinafter "Loyal Plaza L.P." or "Purchaser"), a Delaware limited partnership formed by CIF-Loyal Plaza Associates L.P., a Delaware limited partnership, the partners of which are a wholly-owned affiliate of the Company as general partner, and Kimco Preferred Investor IV Trust ("Kimco Trust"), a Pennsylvania business trust as limited partner, purchased the Loyal Plaza Shopping Center, 1915 East Third Street, Loyalsock (Williamsport), Lycoming County, Pennsylvania (the "Property"), from Loyal Plaza Venture, L.P., an affiliate of Glimcher Properties Limited Partnership of Columbus, Ohio. The purchase price, exclusive of closing costs, was $18,300,000. Closing costs were approximately $985,540. Loyal Plaza L.P. purchased the property subject to a first mortgage, the balance of which as of the closing date was $13,877,087. The purchase price and other terms of the transaction were negotiated with third parties on an arm's length basis. The Company commissioned and received an independent certified appraisal from Integra Realty Resources - Philadelphia of Philadelphia, Pennsylvania, for the property at a value in excess of the purchase price.

The existing first mortgage loan on the property with Lehman Brothers Bank, FSB, carries an interest rate of 7.18%, an amortization schedule of 30 years and matures in June 2011. Annual debt service is approximately $1,138,091. Prepayment of that mortgage requires a "defeasance" ("make whole") deposit equal generally to the amount in government securities or other acceptable securities which will not result in a downgrading, withdrawal or qualification of the ratings of the rating agencies in effect for the loan, and which will generate amounts equal to or greater than the payments required by the loan agreement for the remaining period of the loan.

The total cash requirements, including the purchase price above the first mortgage balance plus closing costs, were approximately $5,410,000. Of the cash requirements at closing, Kimco Trust funded $4,000,000. The Company funded or will have funded approximately $1,410,000. The source of funds for this purchase was cash on deposit in the Company's operating accounts.

Cedar Bay Realty, Advisors, Inc. ("CBRA"), the investment advisor to the Comapny and the Operating Partnership, wholly-owned by Leo S. Ullman, Chairman and President of the Company, will receive our acquisition fee of $183,000 (1% of the purchase price in accordance with the Administrative and Advisory Agreement, as amended, currently in effect between the Company and CBRA), which will be paid by the Company out of available cash flow.

The Company intends to continue to operate the property as a shopping center.

The Loyal Plaza Shopping Center has approximately 293,000 sq. ft. of gross leaseable area. Its principal tenants include K-Mart (approximately 103,000 sq.
ft) (see below), Giant Food Stores (approximately 67,000 sq. ft.), and a free-standing Eckerd drug store (approximately 11,000 sq. ft.). The estimated gross rental income for the Property, annualized for the year 2002, is approximately $2,277,000 excluding any rent for Family Toy Warehouse (which vacated the premises in May and paid rent only through that month) (see below). The projected net operating income for 2002 (again excluding Family Toy Warehouse for the entire year) is approximately $1,657,000.

CIF-Loyal Plaza Associates, L.P. (the "CIF Entity") is the sole general partner responsible for managing the affairs of the partnership and making all decisions relevant thereto except when consent of Kimco Trust is required. Those actions requiring Kimco Trust's consent ("Major Decisions") include sale or
(re)financing of the Property, change of major accounting policies, expenditures substantially in excess of agreed annual budgets, additional capital contributions, leases outside agreed leasing parameters, filing a petition in bankruptcy, and the like.

Management of the shopping center will be vested with Brentway Management LLC, an affiliate of the Company. The management company will be entitled to standard arm's length fees for property management, leasing and construction management. Brentway Management is owned by Leo S. Ullman and Brenda Walker, directors and officers of the Company.

The Company's indirect ownership interest, range from 25% initially to a 50% residual interest as sole general partner of Loyal Plaza L.P.

The Loyal Plaza L.P. partnership agreement provides essentially that Kimco Trust will be entitled to receive an amount which accrues on its capital contributions as a "preferred return" of 12%, after which the CIF Entity will be entitled to receive an amount which accrues on its capital contributions as a "preferred return" of 10%; thereafter, any excess cash flow is divided 70% to Kimco Trust and 30% to the CIF Entity. In the event of a "capital transaction" (sale or refinancing, for example) the initial proceeds of such transaction after repayment of third party debt shall be distributed as follows: first to repayment of "default capital contributions", as described below, then to "additional capital contributions", next to Kimco Trust until its initial capital contribution is reduced to zero, then to Kimco Trust until it achieves a 14% internal rate of return ( "IRR"), then to the CIF Entity until its capital contribution balance is reduced to zero, then until it receives a 14% IRR, and then in accordance with the residual sharing ratio (50% - 50%).

The effect of the preferred internal rate of return arrangements with Kimco Trust will expose the Company's contributed capital in the event of a capital transaction to cover any shortfall in Kimco Trust's rate of return. There will not be any exposure beyond the potential inability of the CIF Entity to realize repayment of such contributed amounts (and any undistributed income). Management believes, based on its income projections, that, absent unforeseen negative results for the shopping center, such as a prolonged vacancy of a substantial portion of the shopping center, for example, and/or a dramatic reduction in rents, the shopping center, if sold or refinanced, should generate sufficient funds to pay such preferred returns.

Each partner shall be required to make additional contributions in proportion to their respective sharing ratios (initially 75% for Kimco Trust and 25% for the CIF Entity) if approved by the partners for the conduct of the partnership's business. The failure by a partner to make any additional capital contributions will not give rise to recourse by one partner against another except as otherwise provided generally in the agreement, as further described below.

If one partner fails to make any portion of the required additional contributions, any funds advanced by the other partner to cover the portion which is in default will constitute a loan to the defaulting partner for a period of 10 years at the lesser of the maximum lawful rate of interest or prime plus 4%. The obligation of a defaulting partner will be secured by a security interest in the defaulting partner's partnership interest in favor of the non-defaulting partner.

In the event a capital call is required for the partnership, and in the event Kimco Trust funds an amount greater than its proportionate ownership interest in the Property, any such contributed funds will have a "super" priority, and will thus be due before any preferred returns to the partners. If the CIF Entity fails to make additional capital contributions in excess of $300,000, its residual sharing ratio will be automatically reduced to 35% (and Kimco Trust's increased to 65%). For every $2,000 in additional capital contributions beyond $300,000 which the CIF Entity fails to fund, the CIF Entity's residual sharing ratio will be decreased by 0.1% (and Kimco Trust's residual sharing ratio increased by a corresponding amount), but in no event shall the CIF Entity's residual sharing ratio be reduced ("crammed down") to a percentage of less than 25%. If the unpaid capital contributions of the CIF Entity equals or exceeds $600,000 (i.e. Kimco Trust contributes in excess of $2,400,000 and the CIF Entity fails to contribute at least $600,000), Kimco Trust shall have the right to purchase the CIF Entity's interest as described below.

In the event the CIF Entity, management or the management company commits certain egregiously harmful acts to the detriment of the partnership and the Property, and without the consent of Kimco Trust, then Kimco Trust shall have the right to remove the CIF Entity. Those acts, if reasonably determined by Kimco Trust to have occurred, include certain criminal acts, misapplication of funds, certain fraud, misrepresentation, gross negligence or willful misconduct, bankruptcy of the CIF Entity, failure of the CIF Entity to make additional capital contributions so that its unpaid capital contributions exceed $600,000 and Major Decisions made without Kimco Trust's consent. The CIF Entity has at least 30 days to cure or commence to cure those actions asserted by Kimco Trust against the CIF Entity which are in fact capable of being cured.

In the case of such removal event, Kimco Trust shall have the right to purchase the CIF Entity's interest for an amount equal to the lesser of the fair market value less imputed closing costs, or the unreturned capital contributions of the CIF Entity less damages and costs incurred by the partnership. The existence of removal events and values, if unagreed, shall be determined by arbitration.

If the CIF Entity is removed as general partner, then the partnership may also terminate the management agreement with Brentway.

Either party shall have the right after June 30, 2007 to initiate a procedure for offering the Property for sale for amounts in excess of any debt secured by the Property plus unreturned capital contributions, or to initiate a "buy-sell" option.

The largest tenant at the shopping center is K-Mart, with a store of approximately 103,000 sq. ft. Its annual base rent is approximately $280,000, and its contribution to common area maintenance charges, real estate taxes and insurance costs is approximately $75,000, which, in turn, may be offset against its percentage rent payments. K-Mart has filed for protection under the bankruptcy laws and, while having disaffirmed a large number of leases and closed a substantial number of stores throughout the country, K-Mart has continued to operate the store at Loyal Plaza and has not disaffirmed this lease. That store has been in existence for approximately 26 years. In the event K-Mart should close this store, management believes that it will be able to improve substantially on the rental income for such premises. However, the cost of redeveloping the premises for other tenants, which may include demolition and substantial new building, plus lost rents pending such re-leasing and payment by one or more new tenants of sufficient rents, plus leasing commissions, may require substantial additional funds in excess of funds available to Loyal Plaza L.P. or the Company.

Family Toy Warehouse, a junior anchor tenant at the shopping center, had occupied a 20,000 sq. ft. store premises until May 2002 at which time it vacated the premises. Its rent for the premises has been approximately $6.75 per sq. ft. ($135,000 per annum, increasing to $140,000 as of 10/1/02); its contribution to common area maintenance, real estate taxes and insurance, expenses was approximately $37,000 per year. It has filed a petition in bankruptcy, and petitioned the court for disaffirmance of its lease at Loyal Plaza. That petition was granted and so ordered effective June 25, 2002. Management estimates that the cost of re-finishing the Family Toy Warehouse into a standard fit-out for a new tenant will be approximately $300,000. The Loyal Plaza L.P. partnership agreement provides that Kimco Trust will fund an additional $300,000 for re-tenanting of the Family Toy Warehouse space. Any funds expended for that purpose will be treated as additional contributions by Kimco Trust entitled to the same rates of preferred returns and "look-back" internal rates of return as and when funded as the original $4,000,000 funded at the closing.

With the exception of the Family Toy Warehouse status as described above, the only existing vacancies in the center consist of two 2,000 sq. ft. store premises. (Management believes it will be able to lease the 4,000 sq. ft. premises promptly and has already submitted proposals with respect thereto). Accordingly, the Property, taking into account the Family Toy Warehouse vacant space, is approximately 92% leased.

There are certain environmental contamination matters which affect the Property. Those matters have been extensively reviewed by EMG of Baltimore, Maryland for Lehman Brothers Bank, FSB as lenders on the property; and in a Phase I report dated January 31, 2002, prepared by Brinkerhoff Environmental Services, Inc., retained by the Company. Additional reports have been prepared for the sellers by Civil and Environmental Consultants, Inc. of Pittsburgh, Pennsylvania.

The two principal matters here involved are (i) certain petroleum-impacted soil at the newly-built, free-standing Eckerd drug store building on an outparcel of the property; and (ii) a concentration of dry cleaning solvents, tetrachloroethene (PCE) and trichloroethene (TCE), at levels in excess of amounts permitted by the Pennsylvania Department of Environmental Protection (PADEP).

The Company has been advised by its environmental consultants that the Eckerd site remediation should be essentially completed with no further problems and that no remediation should be required with respect thereto. The sellers have proposed a program to institute certain engineering and property controls at the site, using the Eckerd building and parking lot as a "cap" and creating a deed restriction to prohibit consumption of groundwater on the Property. There will also be additional investigations through air quality checks, monitoring wells, collection of additional hydrogeologic data, etc. An "attainment" monitoring program will be instituted to demonstrate the effectiveness of the "cap". The time periods contemplated for the Eckerd site remediation, as proposed to PADEP could take until March 2003 in its normal course. The Company has been advised by its consultants that they would expect a "No Further Action" letter to be issued by PADEP in due course.

With respect to the chlorinated solvents, PCE and TCE concentrations above the PADEP Soil Cleanup Criteria were found in soil sampling results at or near the former coin laundry and dry cleaning establishment then-operated by Norge Village, Inc. at the premises presently leased to Advanced Auto Parts. In addition to the soil contamination, groundwater sampling has indicated that PCE, TCE and dichloroethene (DCE) are in fact present at levels above the PADEP's Groundwater Quality Standard. The dry cleaning solvent contamination in the groundwater appears to have migrated in a southerly direction with the groundwater flow to East Third Street and perhaps offsite beyond East Third Street.

The Company has been advised that it does not appear that there is any groundwater use as a potable water source downgradient of the site. The land development downgradient of the site is predominantly commercial and the area is serviced by public-supplied water.

Based on sampling data provided in the draft work plan submitted to PADEP by the seller's environmental consultants, it appears that the highest level of chlorinated compound detected at the downgradient edge of the Property was 84 parts per billion (ppb). The Company's consultants have advised the Company that, based on such concentration, it is not likely the downgradient water body will be affected by the discharge.

Pending further completion of vertical delineation at the site, which will be required before the PADEP will approve any remedial plan for the site (including a natural attenuation program), the Company's consultants have advised that given the relatively low concentration of PCE, extensive impact to the lower portion of the aquifer is not anticipated. The Company has been advised that based on the data received to date, it would expect a "No Further Action" letter for the soil relevant to the chlorinated solvent contamination at the former dry cleaning site, and that if the groundwater contaminant levels stay consistent with sampling events to date, the amount of $450,000 (see discussion below), should be sufficient to complete delineation and any necessary sampling and reporting for a natural attenuation program. They have further advised that it does not appear that PADEP will require active groundwater remediation.

Under the loan agreement documents between Glimcher Realty Limited Partnership and Lehman Brothers Bank, FSB, the sellers had maintained an escrow deposit of $450,000 for clean-up and testing of environmental contamination at the site. Pursuant to the purchase agreements for the purchase of the Property by Loyal Plaza L.P., seller will remain liable for all costs up to and including a satisfactory "Release of Liability" letter issued by PADEP with respect to all such contamination at the Property. Pursuant to the purchase agreement, the sellers have also increased the environmental escrow deposit to $950,000. Further, in the event that the escrows are insufficient to cover all required testing and remediation, sellers have undertaken to expend any and all monies required to complete such testing and remediation including monitoring, etc. without limits as to time. The Company has obtained opinion of counsel to the effect that an anticipated "Release of Liability" letter from the PADEP will operate to relieve the new owner of any further liability for remediation of the site under Pennsylvania environmental statutes or for any contamination identified in reports submitted to and approved by PADEP and shall not be subject to citizens' suits or other contribution actions.

The above descriptive purchase and partnership arrangements and related matters with respect to the Loyal Plaza acquisition are subject to the actual terms set forth in the attached Exhibits.



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



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)      Financial statements of the property acquired will be filed separately.
(b) Pro Forma financial information relative to the acquired property will be filed separately.
(c)      Exhibits

         The following exhibits are included herein:

(10.1) Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated January 7, 2002; First Amendment to Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated February 22, 2002; Second Amendment to Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated February 24, 2002; Third Amendment to Agreement to Purchase Real Estate between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated March 1, 2002; Fourth Amendment to Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated March 8, 2002; Fifth Amendment to Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated March 13, 2002; Sixth Amendment to Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated March 15, 2002; and Seventh Amendment to Agreement to Purchase Real Estate by and between Loyal Plaza Venture, L.P. and Cedar Income Fund Partnership, L.P. dated March 22, 2002 (collectively, the "Purchase Agreement");

(10.2) Agreement to Assign Agreement between Cedar Income Fund Partnership, L.P. as Assignor to Loyal Plaza Associates, L.P. as Assignee, made by and between Assignor and Loyal Plaza Venture, L.P. dated June __, 2002;

(10.3) Limited Partnership Agreement of Loyal Plaza Associates, L.P. between CIF-Loyal Plaza Associates, L.P. and Kimco Preferred Investor IV Trust dated June 28, 2002;

(10.4) Limited Partnership Agreement of CIF-Loyal Plaza Associates, L.P. by and among CIF-Loyal Plaza Associates, L.P. and Cedar Income Fund Partnership, L.P. dated as of June 28, 2002;

(10.5) Open-End Mortgage and Security Agreement in the amount of $14 million (Original Mortgage) by Loyal Plaza Venture, L.P. (Borrower) and Glimcher Loyal Plaza Tenant, L.P. (Tenant) (collectively referred to as Mortgagor) to Lehman Brothers Bank, FSB (Lender) dated May 31, 2001;

(10.6) Loan Assumption and Modification Agreement by and among Loyal Plaza Associates, L.P. (Assuming Borrower), Cedar Income Fund, Ltd. (Assuming Principal), Loyal Plaza Venture, L.P. (Original Borrower), Glimcher Properties Limited Partnership (Glimcher) and Glimcher Loyal Plaza Tenant, L.P. (Tenant), in favor of LaSalle Bank National Association (Trustee) and LB-UBS Commercial Mortgage Trust 2001-C3 (Lender) dated as of July 2, 2002;

(10.7) Allonge to Note for LaSalle Bank National Association (Trustee) for LB-UBS Commercial Mortgage Trust 2001-C3 (Lender) as owner of that certain Note dated May 31, 2001 (Note) evidencing a loan (Loan) in the original principal amount of $14 million made by Loyal Plaza Venture, L.P. (Original Borrower in favor of Lehman Brothers Bank, FSB (Original Lender) dated July 2, 2002;

(10.8) Substitution of Indemnitor and Assumption of Obligations of Indemnitor by and among Cedar Income Fund Partnership, L.P./Cedar Income Fund, Ltd. (Assuming Principal), Loyal Plaza Associates, L.P. (Assuming Borrower), Glimcher Properties Limited Partnership (Glimcher), Glimcher Loyal Plaza Tenant, L.P. (Tenant) and Loyal Plaza Venture, L.P. (Original Borrower) and LaSalle Bank National Association (Trustee) for LB-UBS Commercial Mortgage Trust 2001-C3 dated as of July 2, 2002;

(10.9) Assignment and Assumption of Leases by and between Loyal Plaza Venture, L.P. and Loyal Plaza Associates, L.P. dated as of July 2, 2002;

(10.10) Consent and Subordination of Property Management Agreement by and between Loyal Plaza Associates, L.P. (Assuming Borrower) and Brentway Management LLC (Manager) in connection with a certain loan (Loan) in the original principal amount of $14 million, made by Lehman Brothers Bank, FSB (Original Lender) and assigned to LaSalle Bank National Association (Trustee) of LB-UBS Commercial Mortgage Trust 2001-C3 (Lender) on that certain Loan originally made to Loyal Plaza Venture, L.P. and more particularly described in that certain Open-End Mortgage and Security Agreement dated May 31, 2001, given by Original Borrower and Glimcher to Original Lender and assigned to Lender (Mortgage) of said Property dated June ___, 2002;

(10.11) Property Management Agreement [Loyal Plaza] by and between Loyal Plaza Associates, L.P. and Brentway Management LLC dated as of June ___, 2002;

(10.12) Special Warranty Deed between Loyal Plaza Venture, L.P. as Grantor and Loyal Plaza Associates, L.P. as Grantee dated as of July 2, 2002;

(10.13) Post Closing Agreement regarding the Assumption by Loyal Plaza Associates, L.P. (Assuming Borrower) of that certain Loan evidenced by that certain Note dated May 31, 2001 payable by Loyal Plaza Venture, L.P. (Original Borrower) to Lehman Brothers Bank, FSB (Original Lender) as secured by that certain Open-End Mortgage and Security Agreement of even date to Glimcher Loyal Plaza Tenant, L.P. (Mortgage) currently held and owned by LaSalle Bank National Association (Trustee) of LB-UBS Commercial Trust 2001-C3 (Lender) dated July 2, 2002;

(10.14) Administrative and Advisory Agreement dated April 2, 1998, between Cedar Bay Realty Advisors, Inc. and the Company. Incorporated by reference as Exhibit 3.4 to Form 10-K for the year ended 1998 ("1998 10-K");

(10.15) Assignment of Administrative and Advisory Agreement dated April 30, 1999, between Cedar Income Fund, Ltd. and Cedar Income Fund Partnership, L.P.; Amendment of Administrative and Advisory Agreement dated August 21, 2000, between Cedar Income Fund Partnership, L.P. and Cedar Bay Realty Advisors, Inc.; Second Amendment of Administrative and Advisory Agreement dated August 21, 2000, between Cedar Income Fund Partnership, L.P. and Cedar Bay Realty Advisors, Inc.; and Third Amendment of Administrative and Advisory Agreement dated as of January 1, 2002, between Cedar Income Fund, Ltd. and Cedar Bay Realty Advisors, Inc. (collectively, the "Advisory Agreement"). Incorporated by reference as Exhibit 10.3 to Form 10-K for the year ended 2001 ("2001 10-K"); and

(99) Press Release issued by Cedar Income Fund, Ltd., regarding purchase of Loyal Plaza Shopping Center, Williamsport, Pennsylvania, dated July 2, 2002.








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




                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     CEDAR INCOME FUND, LTD.


                                     By: /s/ Leo S. Ullman
                                        ------------------------------------
                                          Leo S. Ullman
                                          Chairman

Dated: July 15, 2002







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